Exhibit 10.1
NOTICE OF BENCHMARK REPLACEMENT AND AMENDMENT NO. 2 TO THE CREDIT AGREEMENT
    Dated as of June 27, 2024
This NOTICE OF BENCHMARK REPLACEMENT AND AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) is made between AMERICAN TOWER CORPORATION, a Delaware corporation (the “Company”) and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below.
Reference is hereby made to the Third Amended and Restated Multicurrency Revolving Credit Agreement dated as of December 8, 2021 (as amended by Amendment No. 1 dated as of June 29, 2023, the “Credit Agreement”) among the Company, certain of the Company’s subsidiaries, the lenders parties thereto and the Administrative Agent.
SECTION 1.Notice of Benchmark Replacement. In accordance with Section 10.1(b)(y) of the Credit Agreement, the Company and the Administrative Agent have determined that the applicable authority has made a public statement identifying June 28, 2024 as the date after which all tenors of CDOR will no longer be representative or made available, or used for determining the interest rate of loans denominated in Canadian Dollars, and that there is no successor administrator that will continue to provide CDOR.
The Company and the Administrative Agent have agreed, in accordance with clause (b) of the definition of “Benchmark Replacement”, that the Benchmark Replacement for CDOR is Term CORRA and, accordingly, have agreed to certain Conforming Changes to implement such replacement.
SECTION 2.    Amendments to Credit Agreement. As of the Amendment Effective Date (as defined below) Section 1.1 of the Credit Agreement shall be amended as follows:
(a)Clause (b) of the definition of “Relevant Rate” is amended in full to read as follows:
with respect to any Term Rate Advance denominated in Canadian Dollars, Adjusted Term CORRA,
(b)Clause (c) of the definition of “Term Rate” is amended in full to read as follows:
with respect to any Advance denominated in Canadian Dollars, Adjusted Term CORRA
(c)The following definitions are added:

“Adjusted Term CORRA” shall mean, for purposes of any calculation and subject to the provisions of Section 10.1(b), the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Term CORRA” means, for any calculation with respect to a Term Rate Advance denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

(d)The definition of “CDOR Rate” is deleted in full.

SECTION 3.Conditions of Effectiveness. This Amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted this Amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders object to the amendments set forth in Section 1 above (the “Amendment Effective Date”).

SECTION 4.Reference to and Effect on the Credit Agreement and Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
(b)The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
(d)To the extent any Advance bearing interest at the CDOR Rate is outstanding on the Amendment Effective Date, such Advance shall continue to bear interest at the CDOR Rate until the end of the current Interest Period or payment period applicable to such Advance.
SECTION 5.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6.Miscellaneous. Sections 12.7 (Counterparts), 12.8 (Governing Law; Jurisdiction) and 13.1 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
AMERICAN TOWER CORPORATION, as Company
By: /s/ Rodney M. Smith
Name: Rodney M. Smith
Title:      Executive Vice President, Chief Financial
Officer and Treasurer

TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By: /s/ Ronald Davis
Name: Ronald Davis
Title:     Authorized Signatory